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                                                                   EXHIBIT 21


                            SIGNIFICANT  SUBSIDIARIES



SUBSIDIARY NAME                                                   JURISDICTION

Canrig Drilling Technology Ltd.                                   Delaware
Epoch Well Logging, Inc.                                          California
Loffland Brothers de Venezuela, C.A.                              Venezuela
Nabors Alaska Drilling, Inc.                                      Alaska
Nabors Corporate Services, Inc.                                   Delaware
Nabors Drilling International Limited                             Delaware
Nabors Drilling Limited                                           Canada
Nabors Drilling USA, Inc.                                         Delaware
Nabors International, Inc.                                        Delaware
Nabors Offshore Drilling, Inc.                                    Delaware
Peak Oilfield Services Company (50% ownership)                    Akaska
Sundowner Offshore Services, Inc.                                 Nevada